Exhibit 2N

Consent of Independent Auditor

The Board of Trustees

2017 Mandatory Exchangeable Trust:

We consent to the use of our report dated February 1, 2018, included herein, on the financial statements of 2017 Mandatory Exchangeable Trust, and to the reference to our firm under the heading “Independent Auditors’ Report” in the Statement of Additional Information.

Los Angeles, California
February 1, 2018